As filed with the Securities and Exchange Commission on September 14, 2016.

Registration No. 333-208352

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF THE OZARKS, INC.

(Exact name of registrant as specified in its charter)

Arkansas	6022	71-0556208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classifications Code Number)	(I.R.S. Employer Identification Number)

17901 Chenal Parkway

Little Rock, Arkansas 72223

(501) 978-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Greg L. McKinney

Chief Financial Officer and Chief Accounting Officer

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

Tel. (501) 978-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications to:

H. Watt Gregory, III Kutak Rock LLP 124 West Capitol Avenue, Suite 2000 Little Rock, AR 72201 Tel. (501) 975-3000	Helen W. Brown Bank of the Ozarks, Inc. 17901 Chenal Parkway Little Rock, AR 72223 Tel. (501) 978-2265	Mark C. Kanaly Alston & Bird LLP 1201 W. Peachtree Street N.W. Atlanta, GA 30309 Tel. (404) 881-7000

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (No. 333-208352) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

Bank of the Ozarks, Inc., an Arkansas corporation (the “Registrant”), filed Registration Statement No. 333-208352 on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) on December 4, 2015, as amended by Amendment No. 1 filed on December 10, 2015 and declared effective by the SEC on December 10, 2015, which registered 23,447,134 shares of the Registrant’s common stock to be issued to stockholders and equity award holders of Community & Southern Holdings, Inc. (“C&S”) in connection with the merger of C&S with and into the Registrant. The Registrant delivered a total of 20,983,815 shares of the Registrant’s common stock to C&S stockholders and equity award holders pursuant to the Registration Statement in connection with the merger.

Following the merger, the Registrant terminated the offering of shares of its common stock registered on the Registration Statement. Pursuant to the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 2,463,319 shares of the Registrant’s common stock that were issued but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Little Rock, State of Arkansas, on September 14, 2016.

BANK OF THE OZARKS, INC.

By:	/s/ Greg McKinney
Name:	Greg McKinney
Title:	Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ George Gleason George Gleason	Chairman of the Board, Chief Executive Officer and Director	September 14, 2016

/s/ Greg McKinney Greg McKinney	Chief Financial Officer and Chief Accounting Officer	September 14, 2016

* Dan Thomas	Vice Chairman, President – Real Estate Specialties Group and Chief Lending Officer and Director	September 14, 2016

* Nicholas Brown	Director	September 14, 2016

Paula Cholmondeley	Director

* Richard Cisne	Director	September 14, 2016

* Robert East	Director	September 14, 2016

* Catherine B. Freedberg	Director	September 14, 2016

* Linda Gleason	Director	September 14, 2016

* Peter Kenny	Director	September 14, 2016

* William Koefoed	Director	September 14, 2016

* Henry Mariani	Director	September 14, 2016

Walter J. Mullen, III	Director

* Robert Proost	Director	September 14, 2016

* John Reynolds	Director	September 14, 2016

* Ross Whipple	Director	September 14, 2016

*By:	/s/ Greg L. McKinney
Attorney-in-fact for persons indicated